EXHIBIT 10.60


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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          THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 6 day of September, 1995, by and between MEDICON, INC., an Illinois corporation (the "Company"), and LAWRENCE RUBINSTEIN (the "Employee").


                                    RECITALS
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          WHEREAS, the Company and the Employee entered into that certain
Employment Agreement, dated as of January 1, 1994 (the "Employment Agreement"), and that certain First Amendment to the Employment Agreement, dated as of November 3, 1994, which agreements set forth the terms and conditions for the employment relationship of the Employee with the Company; and

          WHEREAS, the Company and the Employee desire to amend the Employment Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to amend the Employment Agreement as follows:

          1.   Amendment.
               ---------

               (a) Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "The Company agrees to pay Employee during the term of this Agreement a salary at an annual rate of $120,000 until such time as Net Income of the Company is a positive sum for any fiscal quarter as determined by the Chief Financial Officer of the Company (the "Triggered Period"). Commencing at the Triggered Period, the Company agrees to pay Employee during the term of this Agreement a salary at an annual rate of $150,000. Net Income shall mean for any period and prior to the accounting for the payment of any dividends on the stock of the Company, (a) the net income (loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the
                                                                -----
               aggregate for such period of, without duplication, (i) the net income (loss) of any individual, firm, partnership, corporation, trust, unincorporated association, or any other entity of any kind, acquired in a pooling of interests transaction for any period prior to the date of such acquisition, determined in accordance with GAAP, and (ii) any other items that are treated as expenses under GAAP, but excluding from the definition of Net



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               Income any extraordinary or non-recurring charges, expenses, gains or losses, all computed in accordance with GAAP as reflected on the consolidated income statement of the Company. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the base salary payable to the Employee under this Section 3. The salary under this Section 3 shall be payable by the Company to the Employee not less frequently than monthly."

          2.   Employment Agreement.  As amended hereby, the Employment
               --------------------
     Agreement shall remain in full force and effect.



               IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first written above.


                                                  THE COMPANY:
                                                  MEDICON, INC.



                                                  By:___________________________
                                                  Its:__________________________


                                                  THE EMPLOYEE:



                                                  ______________________________
                                                  Lawrence Rubinstein